Exhibit 3(a)(1)

                               RESTATED
                     CERTIFICATE OF INCORPORATION
                                  OF
                            WELLMAN, INC.
                 (formerly named WS Subsidiary, Inc.)

                   Pursuant to Sections 242 and 245
                    of the General Corporation Law
                       of the State of Delaware

    Wellman, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:
    1.  That the name of the Corporation is Wellman, Inc.
    2. That the Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on the 11th day of July, 1985 and was amended and restated by a Restated Certificate of Incorporation filed in the office of the Secretary of State of Delaware on the 6th day of August, 1985, which Restated Certificate of Incorporation was amended by an Amendment thereto dated as of April 30, 1987 filed in the Office of the Secretary of State of Delaware on the 11th day of May, 1987 (the "Amendment").
    3. That this Restated Certificate of Incorporation restates and integrates and further amends the Restated Certificate of Incorporation of this Corporation filed on August 6, 1985, as amended by the Amendment.
    4. That the amendment to the Restated Certificate of Incorporation effected hereby is (i) to change the authorized capital stock of the Corporation to 30,000,000 shares, consisting of 24,500,000 shares of Common Stock, par value $.001 per share, 5,500,000 shares of Class B Common Stock, par value $.001 per share, and to provide for the rights, privileges, powers and preferences of each such class or series of shares, (ii) to provide for special voting requirements for certain business combinations and (iii) to require the Corporation to offer to purchase the outstanding shares of its capital stock upon the occurrence of certain events.
    Upon effectuation of said amendment, and without any further act of the Corporation or the holders of any of its capital stock, (i) each share of the currently outstanding Common Stock, par value
$1.00 per share, Class A Participating Preferred Stock, par value
$1.00 per share, Class D Participating Preferred Stock, par value
$1.00 per share, and Class E Participating Preferred Stock, par value $1.00 per share, shall be converted into 108 fully paid and non-assessable shares of Common Stock, par value $.001 per share, and (ii) each share of the currently outstanding Class B
Participating Preferred Stock, par value $1.00 per share, and Class
C Participating Preferred Stock, par value $1.00 per share, shall be converted into 108 shares of Class B Common Stock, par value $.001 per share.
    5. That the capital of the Corporation shall not be reduced under or by reason of the foregoing amendment of the Restated
Certificate of Incorporation of the Corporation.
    6. That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable and in the best interest of the Corporation the restatement of and amendment to the Restated Certificate of Incorporation of the Corporation, and recommended the adoption of such restatement and amendment by the stockholders of the Corporation.
    7. That the restatement of and further amendment to the Restated Certificate of Incorporation have been duly adopted by the unanimous written consent of the stockholders of the Corporation, in accordance with the applicable provisions of Section 228, 242, and 245 of the General Corporation Law of the State of Delaware.
    8. That the text of the Restated Certificate of Incorporation is hereby restated and amended in its entirety to read in full as follows:
    FIRST:  Name.  The name of the Corporation is Wellman, Inc.
    SECOND: Delaware Office and Registered Agent. The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of
Wilmington, County of New Castle 19801. The name of the registered agent of the Corporation as said address is The Corporation Trust
Company, Corporation Trust Center, 1209 Orange Street, Wilmington,
Delaware 19801.
    THIRD: Purposes. The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, including, but not limited to, the acquisition of other corporations and the manufacture, sale and distribution directly or through one or more subsidiaries of fibers, filaments, and other fibrous substances or materials.
    FOURTH: Capital Stock. The total number of shares of stock which the Corporation is authorized to issue is 30,000,000 as follows: 24,500,000 shares of Common Stock with a par value of $.001 per share and 5,500,000 shares of Class B Common Stock with a par value of $.001 per share.
    A.  Common Stock
    The powers, designations, preferences, and relative, participating, optional and other rights of the Common Stock and the Class B Common Stock shall be identical in all respects except as follows:
    1.  Voting Rights.
    (a) Election of Directors. Holders of Class B Common Stock, as such, shall have no voting rights with respect to the election of Directors, and shares of Class B Common Stock shall not be included in determining the number of shares entitled to be voted on such matter.
    (b) Other Voting Rights. Holders of the Class B Common Stock, as such, shall have no right to vote on any other matters to be voted on by the stockholders of the Corporation, and the shares of Class B Common Stock shall not be included in determining the number of shares entitled to be voted on such matters; provided, however, that (i) the holders of Class B Common Stock shall have the right to vote as a separate class on the matters specified in Section
242(b)(2) of the Delaware General Corporation Law, and (ii) the shares of Class B Common Stock shall be included in determining the number of shares entitled to be voted on, and the holders thereof as such, voting together with the holders of the Common Stock, an as a separate class, shall be entitled to one vote per share on all matters on which the holders of Voting Shares (as defined in Article SEVENTH) are entitled to vote pursuant to Article SEVENTH hereof, and on all matters required to be submitted to a vote of the stockholders under the General Corporation Law of the State of Delaware except for the election of directors.
    2.  Conversion Rights.
    Shares of Class B Common Stock may, at the election of the holder thereof in connection with, but only in connection with, a sale thereof to a purchaser which is not an affiliate (as defined by the Securities Exchange Act of 1934) of such holder, be converted into an equal number of fully paid and non-assessable shares of Common Stock.
    Any such conversion shall be exercised by the surrender by the holder to the Corporation at its principal office of the certificate or certificates representing the shares being converted accompanied by a written notice of conversion stating therein the name or names in which it wishes the certificate or certificates for Common Stock to be issued; provided, however, upon the conversion of the Class B
Common Stock, a certification shall be given that such conversion is in connection with the sale of such shares to a person other than an affiliate of such holder. In case such notices shall specify a name or names other than that of the holder, such notice shall be accompanied by payment of any and all transfer taxes payable upon the issue of the Common Stock in such name or names. As soon as practicable after such surrender of such certificate or certificates, the Corporation shall issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, solely for issuance upon the conversion of shares of the Class B
Common Stock as herein provided, such number of shares of Common
Stock as shall from time to time be issuable upon all of the shares of Class B Common Stock at the time outstanding. Upon the conversion of any shares of Class B Common Stock into shares of Common Stock hereunder the shares of Class B Common Stock so converted shall thereupon become authorized but unissued shares of such Class B Common Stock.
    B.  Conversion of Shares Outstanding on Effective Date of this
Article FOURTH.
    Upon the effective date of this Article FOURTH, and without further action on the part of the Board of Directors or holders of any outstanding shares of the capital stock of the Corporation, (1) each share of the currently outstanding Common Stock, par value
$1.00 per share, Class A Participating Preferred Stock, par value
$1.00 per share, Class D Participating Preferred Stock, par value
$1.00 per share, and Class E Participating Preferred Stock, par value $1.00 per share, shall be converted into one hundred eight
(108) fully paid and non-assessable shares of Common Stock, par value $.001 per share, and (2) each share of the currently outstanding Class B Participating Preferred Stock, par value $1.00 per share, and Class C Participating Preferred Stock, par value
$1.00 per share, shall be converted into one hundred eight (108) fully paid and non-assessable shares of Class B Common Stock, par value $.001 per share.
    FIFTH: Duration of Existence. The Corporation is to have perpetual existence.
    SIXTH:  Board of Directors.
         A. Number of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation that shall constitute the Board of Directors shall be not less than three (3) nor more than thirteen (13) unless otherwise determined from time to time by resolution adopted by the affirmative vote of at least 80% of the Board of Directors.
         B. Power to Amend By-Laws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the By-laws of the Corporation. The books of the Corporation
(subject to the provisions of the laws of the State of Delaware) may be kept outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors. Elections of directors need not be by ballot unless the By-laws so provide.
    SEVENTH:  A.  Definitions and Related Matters as to Certain
Business Combinations and Obligation of Corporation to Offer to
Purchase Stock.
    1.1 Affiliate. An "Affiliate" of, or a Person "affiliated with", a specified Person, means a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.
    1.2 Associate. The term "Associate" used to indicate a relationship with any Person means:
         (a) Any corporation or organization (other than the Corporation or a Subsidiary of the Corporation) of which such Person is an officer or general partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities;
         (b) Any trust or other estate in which such Person has a ten percent or greater beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity;
         (c) Any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person; or
         (d) Any investment company registered under the Investment Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment adviser.
    1.3  Beneficial Owner.  A Person shall be considered the
"Beneficial Owner" of any shares of stock (whether or not owned of record):
         (a) With respect to which such Person or any Affiliate or Associate of such Person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such shares of stock, and/or (ii) investment power, including the power to dispose of or to direct the disposition of such shares of stock;
         (b) Which such Person or any Affiliate or Associate of such Person has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or
    (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time);
    or
         (c) Which are Beneficially Owned within the meaning of (a) or (b) of this Section 1.3 by any other Person with which such first mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring, holding or disposing of all or substantially all, or any Substantial Part, of the assets or businesses of the Corporation or a Subsidiary of the Corporation.
    For the purpose only of determining whether a Person is the Beneficial Owner of a percentage specified in this Article SEVENTH of the outstanding Voting Shares, such shares shall be deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of the conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be beneficially owned by only such Person pursuant to the foregoing provisions of this Section 1.3.
    1.4  Business Combination.  A "Business Combination" means:
         (a) The sale, exchange, lease, transfer or other disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part, of its or their assets (including, without limitation, any securities issued by a Subsidiary) other than in the ordinary course of business;
         (b)  The purchase, exchange, lease or other
    acquisition by the Corporation or any of its Subsidiaries
    (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part, of the assets or business of a Related
    Person or any Affiliate or Associate of such Related Person other than in the ordinary course of business;
         (c) Any merger or consolidation of the Corporation or any Subsidiary thereof into or with a Related Person or any Affiliate or Associate of such Related Person, irrespective of which Person is the surviving entity in such merger or consolidation;
         (d)  Any reclassification of securities,
    recapitalization or other transaction effected by the Corporation (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Shares of the Corporation or any Subsidiary thereof which are Beneficially Owned by a Related Person, or any partial or complete liquidation, spinoff, split-off or split up of the Corporation or any Subsidiary thereof in which a Related Person or any Affiliate or Associate of a Related Person receives a Substantial Part of the assets or business of the Corporation and its Subsidiaries; provided, however, that this Section 1.4(d) shall not apply to a redemption of less than 1% of the Voting Shares in any calendar year; or
         (e) The acquisition upon the original issuance thereof of Beneficial Ownership by a Related Person of Voting Shares or securities convertible into Voting Shares or any voting securities or securities convertible into voting securities of any Subsidiary of the Corporation, or the acquisition upon the original issuance thereof of Beneficial Ownership by a Related Person of any rights, warrants or options to acquire any of the foregoing or any combination of the foregoing Voting Shares or voting securities of a Subsidiary of the Corporation.
    As used in this definition, a "series of related transactions" shall be deemed to include not only a series of transactions with the same Related Person but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related
Person.
    Anything in this definition to the contrary notwithstanding, this definition shall not be deemed to include any transaction of the type set forth in Sections 1.4(a) through 1.4(c) above between or among any two or more Subsidiaries of the Corporation or the Corporation and one or more Subsidiaries of the Corporation.
    1.5 Date of Determination. The term "Date of Determination" means:
         (a) the date on which a binding agreement (except for the fulfillment of conditions precedent, including, without limitation, votes of stockholders to approve such transaction) is entered into by the Corporation, as authorized by its Board of Directors, and another Person providing for any Business Combination; or
         (b)  If such an agreement as referred to in Section
    1.5(a) above is amended so as to make it less favorable to the Corporation and its stockholders, the date on which such amendment is approved by the Board of Directors of the Corporation; or
         (c) In cases where neither Section 1.5(a) or (b) above shall be applicable, the record date for the determination of stockholders of the Corporation entitled to notice of and to vote upon the transaction in question.
    A majority of the Board of Directors acting in good faith shall have the power and duty to determine the Date of Determination as to any transaction under this Article SEVENTH. Any such determination shall be conclusive and binding for all purposes of this Article.
    1.6 Person. The term "Person" shall mean any individual, partnership, corporation, group or other entity (other than the Corporation, any Subsidiary of the Corporation for itself or as a trustee holding stock for the benefit of employees of the Corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more
Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, association or group shall be deemed a "Person".
    1.7 Related Person. "Related Person" means any Person which is the Beneficial Owner, as of the Date of Determination or immediately prior to the consummation of a Business Combination, or both, of forty percent (40%) or more of the Voting Shares, or any Person who is an Affiliate of the Corporation and at any time within eighteen months preceding the Date of Determination was the Beneficial Owner of forty percent (40%) or more of the then outstanding Voting Shares.
    1.8 Substantial Part. The term "Substantial Part" as used with reference to the assets of the Corporation or any Subsidiary or of any Related Person means assets having a value of more than ten percent of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is being made.
    1.9 Subsidiary. "Subsidiary" shall mean any corporation or entity of which the Person in question owns not less than 50% of any class of equity securities, directly or indirectly.
    1.10 Voting Shares. "Voting Shares" shall mean shares of the Corporation's capital stock entitled to vote generally in the election of directors and the Class B Common Stock and any other shares which by their terms may be converted into shares of the Corporation's capital stock entitled to vote generally in the election of directors.
    1.11  Certain Determinations With Respect to Article SEVENTH.
(a) A majority of the Board of Directors acting in good faith shall have the conclusive power and authority to determine, for the purposes of this Article SEVENTH, on the basis of information known to them: (i) the number of Voting Shares of which any Person is the Beneficial Owner, (ii) whether a Person is an Affiliate or Associate of another, (iii) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner" as hereinabove defined, (iv) whether the assets subject to any Business Combination constitute a "Substantial Part" as hereinabove defined, (v) whether two or more transactions constitute a "series of related transactions" as hereinabove defined, (vi) any matters referred to in subsection
1.11(b) below, and (vii) such other matters with respect to which a determination is required under this Article SEVENTH. Any such determination shall be final and binding for all purposes hereunder.
         (b) A Related Person shall be deemed to have acquired a Voting Share of the Corporation at the time when such Related Person became the Beneficial Owner thereof.
    B.  Approval of Certain Business Combinations.
    Whether or not a vote of the stockholders is otherwise required in connection with the transaction, neither the Corporation nor any of its Subsidiaries shall become a party to any Business Combination without prior compliance with the provisions of Section 1.1 and 1.2 herein below, in addition to any additional vote as may be required by applicable law.
    1.1 Prior Approval by the Board of Directors. Such Business Combination was approved by the Board of Directors of the Corporation by the affirmative vote of a majority of the Board of Directors of the Corporation.
    1.2 Approval by Stockholders Who Are Not Related Persons. A proxy statement complying with the requirements of the Securities
Exchange Act of 1934 shall have been mailed to all holders of Voting
Shares for the purpose of soliciting stockholder approval of such Business Combination and such Business Combination shall be approved, at the stockholders meeting called for such purpose, by the affirmative vote of a majority of the Voting Shares held by stockholders other than the Related Person and Affiliates and Associates of such Related Person, voting as a single class.
    C.  Obligation of Corporation to Offer To Purchase Shares From
Minority Stockholders.
    Within sixty (60) days after any Person (the "Control Person") becomes the Beneficial Owner of seventy-five percent (75%) or more of the Voting Shares ("75% Ownership"), the Corporation shall offer to purchase for cash all of the following securities which are not beneficially owned by the Control Person or Affiliates or Associates of the Control Person (collectively the "Minority Shares") at the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which the Control Person or any of such Control Person's Affiliates or Associates paid in acqui any Voting Shares during the preceding eighteen (18) month period
(the "Highest Per Share Price"): (x) all of the outstanding shares of capital stock of the Corporation, (y) all capital stock of the Corporation issuable upon the conversion of outstanding securities convertible into capital stock of the Corporation ("Convertible securities"), provided the holder thereof shall convert such Securities into capital stock of the Corporation in accordance with the terms of such Convertible Securities simultaneously with the holder's acceptance of the Corporation's offer to purchase the capital stock issuable upon the conversion of such Securities, and
(z) all capital stock of the Corporation issuable upon the exercise of outstanding options, warrants or other rights to acquire capital stock of the Corporation (collectively "Rights"), provided the holder thereof exercises such Rights and pays any required exercise price or other required consideration relating to exercise of such Rights simultaneously with the holder's acceptance of the Corporation's offer to purchase the capital stock issuable upon the exercise of such Rights. For purposes of determining the Highest
Per Share price, if the consideration paid in any acquisition of Voting Shares consisted, in whole or in part, of consideration other than cash, the board of directors of the Corporation shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the cash value, if any, ascribed to such consideration the Control Person. In making such determination the board of directors may engage such persons, including investment banking firms and the independent accountants who have reported on the most recent financial statement of the Corporation, and utilize employees and agents of the Corporation who will, in the judgment of the board of directors, be of assistance to the board of directors. Equitable adjustment shall be made in the Highest Per Share Price to give effect to stock dividends, stock splits and similar transactions.
The Corporation shall give written notice to each holder of Minority
Shares (the "Notice") within 20 days after the Corporation first has knowledge that 75% Ownership has been obtained.
    1.1 Option of Holders of Minority Shares to Sell. Each of the holders of Minority Shares (a "Minority Stockholder") shall have an irrevocable option (an "Option") to sell to the Corporation all or any portion of the Minority Shares held by such Minority Stockholder at the time of the exercise of such Option (including Minority
Shares issuable upon the conversion of Convertible Securities or exercise of Rights simultaneously with the exercise of the Option), upon the following terms and conditions:
         (a) The Option shall be exercisable at any time during the 60 day period following the Notice, or if no Notice is given, during the 60 day period following the date such Minority Stockholder has actual knowledge that 75% Ownership has been obtained (the "Option Period");
         (b) The Option may be exercised at any time during the Option Period by a Minority Stockholder delivering or mailing written notice to the President or Secretary of the Corporation (the "Sale Notice") of his election specifying the number of Minority Shares such Minority Stockholder will sell to the Corporation;
         (c)  The consideration to be paid for each Minority
    Share upon the exercise of the Option shall be the Highest
    Per Share Price;
         (d)  Subject to the provisions of paragraphs (e) and
    (f) hereof, the closing of the purchase and sale of all of the Minority Shares as to which Options are exercised shall take place at the Corporation's principal office one hundred twenty (120) days after the date of the Notice, or if no Notice is given, as to each Minority Stockholder, 60 days after the date of such Minority Stockholder's Sale
    Notice (or the next business day if any such day is a Saturday, Sunday or legal holiday). At the closing, the Minority Stockholder shall deliver such instruments and documents as shall be necessary or appropriate to transfer the Minority Shares being sold. At the Closing the Corporation shall purchase the Minority Shares of the Minority Stockholders exercising their Option and shall deliver or cause to be delivered the purchase price to each selling Minority Stockholder by a check of the Corporation;

         (e) The closing date for the purchase and sale of the Minority Shares subject to the Option shall be subject to deferral if additional time is necessary for the Corporation to fulfill the requirements of any applicable Federal or state securities laws, but the Corporation shall have the right to defer such purchase on such basis only so long as the Corporation shall be diligently and continuously pursuing all steps and shall be taking all action necessary to fulfill such requirements.
         (f) Notwithstanding paragraphs (a) through (e), if the purchase by the Corporation of all or a portion of the Minority Shares would result in a default or violation under any agreement or instrument evidencing Existing Debt (as hereinafter defined) or under which Existing Debt shall have been incurred or would violate Section 160 of the Delaware General Corporation Law (the "Act") the obligation of the Corporation to purchase that portion of the Minority Shares as would cause such default or violation shall be deferred (with interest accruing on the unpaid amount at an annual rate equal to the fluctuating prime rate of interest announced from time to time by Fleet National Bank, Providence, Rhode Island) until such time as the purchase thereof shall not result in such a default or violation. The term "Existing Debt" means indebtedness for borrowed money incurred under or pursuant to an agreement or

    instrument in effect as of the date on which this Article
    SEVENTH first becomes effective. The Corporation shall give the Minority Stockholders written notice within sixty
    (60) days after its receipt of the Sale Notice of the Corporation's right to defer the purchase of the Minority
    Shares; and from time to time thereafter as soon as the Corporation shall be permitted to purchase any or all of such Minority Shares as to which an Option is exercised without causing a default under any of the agreements or instruments evidencing its Existing Debt or under which Existing Debt shall have been incurred and without violating Section 160 of the Act, the Corporation shall forthwith give notice to the Minority Stockholder, setting a time, place and date (which is not more than 15 days after the date of such notice) for the closing of the purchase of the Minority Shares as to which the Sale Option was exercised. In the event less than all of the Minority
    Shares as to which Options have been exercised are to be purchased, all purchases shall be made pro rata from each Minority Stockholder exercising an Option based upon the number of Minority Shares as to which such Option was exercised.
    D.  Amendments to this Article SEVENTH.
    Notwithstanding any other provisions of this Restated
Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Restated Certificate of Incorporation or the Bylaws of the Corporation), and in addition to such additional vote required by applicable law, this Article SEVENTH shall not be amended, altered, changed or repealed without the affirmative vote as to all stock held by the holders of 80% or more of the outstanding Voting Shares, voting as a single class.
    EIGHTH: Indemnification. The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware and the Corporation's By-laws.
    NINTH: Meetings. Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the corporation.
    Special meetings of the stockholders of the Corporation may be called only by the Board of Directors, the President of the Corporation, the holders of a majority of the outstanding Common
Stock, or by the holders of a majority of the outstanding Common
Stock and Class B Common Stock.
    TENTH.  Reservation of Right to Amend Certificate.  The
Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in this Restated Certificate of Incorporation, in the manner (i) now or hereafter prescribed by law, and (ii) as has otherwise been provided in this Restated Certificate of Incorporation; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated
Certificate of Incorporation; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in their present form or as hereafter amended are granted subject to the right reserved in this Article TENTH.
    Notwithstanding any other provisions of this Restated
Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Restated Certificate of Incorporation or the Bylaws of the Corporation), this Article TENTH shall not be amended, altered, changed or repealed without the affirmative vote as to all stock held by the holders of 80% or more of the outstanding shares of the Corporation's capital stock entitled to vote generally in the election of directors, voting separately as a class.
    ELEVENTH. Limitation on Director's Liability. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) f acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, and (iv) for any transaction from which the director derived an improper personal benefit.
    IN WITNESS WHEREOF, said Wellman, Inc. has caused this certificate to be signed by Thomas M. Duff, President and attested by David K. Duffell its Secretary this 1st day of June, 1987.
                                  Wellman, Inc.


                                  By/s/ Thomas M. Duff
                                       Thomas M. Duff


ATTEST BY:


/s/ David K. Duffell
    David K. Duffell
    Secretary

                                                 Exhibit 3(a)(2)

                       CERTIFICATE OF AMENDMENT
                                  OF
                RESTATED CERTIFICATE OF INCORPORATION
                                  OF
                            WELLMAN, INC.
                             * * * * * *
    Wellman, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
    FIRST: That at a meeting of the Board of Directors of Wellman, Inc. resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof; and that the Board of Directors of Wellman, Inc., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions amending the resolutions relating to the amendment of the corporation's Restated Certificate of Incorporation. The amended resolution setting forth the proposed amendment is as follows:
    VOTED: That Article FOURTH of the Corporation's Restated Certificate of Incorporation be amended to read in its entirety as set forth in Exhibit A attached hereto and incorporated herein; that such amendment is hereby declared advisable; and that such amendment be considered at the 1989
              Annual Meeting of Stockholders.

    SECOND: That thereafter, pursuant to a resolution of its Board of Directors, the 1989 Annual Meeting of Stockholders of Wellman, Inc. was duly called and held, upon notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment.
    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
    IN WITNESS WHEREOF, said Wellman, Inc. has caused this certificate to be signed by Clifford J. Christenson, its Vice President, and attested by Laura N. Wilkinson, its Assistant Secretary, this 18th day of May, 1989.
                                  WELLMAN, INC.


                                  By/s/ Clifford J. Christenson
                                       Clifford J. Christenson
                                       Vice President


ATTEST:


By/s/ Laura N. Wilkinson
    Laura N. Wilkinson
    Assistant Secretary

                              EXHIBIT A

        Amendment to Restated Certificate of Incorporation

    FOURTH. Capital Stock. The total number of shares of stock which the Corporation is authorized to issue is 45,500,000 as follows: 40,000,000 shares of Common Stock with a par value of $.001 per share and 5,500,000 shares of Class B Common Stock with a par value of $.001 per share.

    A.  Common Stock

    The powers, designations, preferences, and relative, participating, optional and other rights of the Common Stock and the Class B Common Stock shall be identical in all respects except as follows:

    1.  Voting Rights

    (a) Election of Directors. Holders of Class B Common Stock, as such, shall have no voting rights with respect to the election of Directors, and shares of Class B Common Stock shall not be included in determining the number of shares entitled to be voted on such matter.

    (b) Other Voting Rights. Holders of the Class B Common Stock, as such, shall have no right to vote on any other matters to be voted on by the stockholders of the Corporation, and the shares of Class B Common Stock shall not be included in determining the number of shares entitled to be voted on such matters; provided, however, that (i) the holders of Class B Common Stock shall have the right to vote as a separate class on the matters specified in Section 242(b)(2) of the Delaware General Corporation Law, and (ii) the shares of Class B Common Stock shall be included in determining the number of shares entitled to be voted on, and the holders thereof, as such, voting together with the holders of the Common Stock, and not as a separate class, shall be entitled to one vote per share on all matters on which the holders of Voting Shares (as defined in Article SEVENTH) are entitled to vote pursuant to Article SEVENTH hereof, and on all matters required to be submitted to a vote of the stockholders under the General Corporation Law of the State of Delaware except for the election of directors.

    2.  Conversion Rights.

    Shares of Class B Common Stock may, at the election of the holder thereof in connection with, but only in connection with, a sale thereof to a purchaser which is not an affiliate (as defined by the Securities Exchange Act of 1934) of such holder, be converted into an equal number of fully paid and non-assessable shares of Common Stock.

    Any such conversion shall be exercised by the surrender by the holder to the Corporation at its principal office of the certificate or certificates representing the shares being converted accompanied by a written notice of conversion stating therein the name or names in which it wishes the certificate or certificates for Common Stock to be issued; provided, however, that upon the conversion of the Class B Common Stock, a certification shall be given that such conversion is in connection with the sale of such shares to a person other than an affiliate of such holder. In case such notice shall specify a name or names other than that of the holder, such notice shall be accompanied by payment of any and all transfer taxes payable upon the issue of the Common Stock in such name or names.
As soon as practicable after such surrender of such certificate or certificates, the Corporation shall issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, solely for issuance upon the conversion of shares of the Class B Common Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon all of the shares of Class B Common Stock at the time outstanding. Upon the conversion of any shares of Class B Common Stock into shares of Common Stock hereunder the shares of Class B Common Stock so converted shall thereupon become authorized but unissued shares of such Class B Common Stock.

    B.  Conversion of Shares Outstanding on Effective Date of this
Article FOURTH.

    Upon the effective date of this Article FOURTH, and without further action on the part of the Board of Directors or holders of any outstanding shares of the capital stock of the Corporation, (1) each share of the currently outstanding Common Stock, par value $1.00 per share, Class A Participating Preferred Stock, par value $1.00 per share, Class D Participating Preferred Stock, par value $1.00 per share and Class E Participating Preferred Stock, par value $1.00 per share, shall be converted into one hundred eight (108) fully paid and non-assessable shares of Common Stock, par value $.001 per share, and (2) each share of the currently outstanding Class B Participating Preferred Stock, par value $1.00 per share, shall be converted into one hundred eight (108) fully paid and non-assessable shares of Class B Common Stock, par value $.001 per share.

                                                 Exhibit 3(a)(3)

                       CERTIFICATE OF AMENDMENT

                                  TO

                RESTATED CERTIFICATE OF INCORPORATION

                                  OF

                            WELLMAN, INC.

                             * * * * * *


    Wellman, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
    FIRST: That at a meeting of the Board of Directors of Wellman, Inc. resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof; and that the Board of Directors of Wellman, Inc., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions amending the resolutions relating to the amendment of the corporation's Restated Certificate of Incorporation. The amended resolution setting forth the proposed amendment is as follows:
    VOTED: That the first paragraph of Article FOURTH of the Corporation's Restated Certificate of
              Incorporation be amended to read in its entirety as set forth in Exhibit A attached hereto and incorporated herein; that such amendment is hereby declared advisable; and that such amendment be considered at the 1990 Annual
              Meeting of Stockholders.

    SECOND: That thereafter, pursuant to a resolution of its Board of Directors, the 1990 Annual Meeting of Stockholders of Wellman, Inc. was duly called and held, upon notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware, at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment.
    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
    IN WITNESS WHEREOF, said Wellman, Inc. has caused this certificate to be signed by J. Russell MacDonald, its Vice President, and attested by Laura N. Wilkinson, its Assistant Secretary, this 30th day of May, 1990.
                                  WELLMAN, INC.


                                  By /s/ J. Russell MacDonald
                                       J. Russell MacDonald
                                       Vice President


ATTEST:


By /s/ Laura N. Wilkinson
    Laura N. Wilkinson
    Assistant Secretary

                              EXHIBIT A

        Amendment to Restated Certificate of Incorporation


    FOURTH. Capital Stock. The total number of shares of stock which the corporation is authorized to issue is 55,500,000 as follows: 50,000,000 shares of Common Stock with a par value of $.001 per share and 5,500,000 shares of Class B Common Stock with a par value of $.001 per share.

                                                Exhibit 3(a)(4)

                       CERTIFICATE OF AMENDMENT

                                  TO

                RESTATED CERTIFICATE OF INCORPORATION

                                  OF

                            WELLMAN, INC.

                             * * * * * *

    Wellman, Inc., a coporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
    FIRST: That at a meeting of the Board of Directors of Wellman, Inc. resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof; and that the Board of Directors of Wellman, Inc., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions amending the resolutions relating to the amendment of the corporation's Restated Certificate of Incorporation. The amended resolution setting forth the proposed amendment is as follows:
    VOTED: That the first paragraph of Article FOURTH of the corporation's Restated Certificate of
              Incorporation be amended to read in its entirety as set forth in Exhibit A attached hereto and incorporated herein; that such amendment is hereby declared advisable; and that such amendment be considered at the 1993 Annual
              Meeting of Stockholders.

    SECOND: That thereafter, pursuant to a resolution of its Board of Directors, the 1993 Annual Meeting of Stockholders of Wellman, Inc. was duly called and held, upon notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware, at which Annual Meeting the necessary numer of shares as required by statute were voted in favor of the amendment.
    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
    IN WITNESS WHEREOF, said Wellman, Inc. has caused this certificate to be signed by Mark J. Rosenblum, its Vice President, and attested by Laura N. Wilkinson, its Assistant Secretary, this 16th day of February, 1994.

                                  WELLMAN, INC.



                                  /s/ Mark J. Rosenblum
                                  Mark J. Rosenblum
                                  Vice President

ATTEST:


By/s/ Laura N. Wilkinson
  Laura N. Wilkinson
  Assistant Secretary

                              EXHIBIT A

          Amendment to Restated Certificate of Incorporation


    FOURTH. Capital Stock. The total number of shares of stock which the Corporation is authorized to issue is 60,500,000 as follows: 55,000,000 shares of Common Stock with a par value of $.001 per share and 5,500,000 shares of Class B Common Stock with a par value of $.001 per share.

                                                  Exhibit 3(b)

                            WELLMAN, INC.

                           RESTATED BY-LAWS


                              ARTICLE I.

                             OFFICES

    SECTION 1.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the resident agent in charge thereof shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware.

    SECTION 1.02. Other Offices. The Corporation may also have an office in Clark, New Jersey, and at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation require.

                              ARTICLE 2.

                     MEETINGS OF STOCKHOLDERS

    SECTION 2.01.  Place of Meetings.  All meetings of the
stockholders of the Corporation shall be held at such place either within or without the State of Delaware as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meetings.

    SECTION 2.02. Annual Meetings. (a) The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at the principal office of the Corporation in the State of Delaware, or such place as shall be fixed by the Board of Directors, at ten o'clock in the forenoon, local time, on the third Tuesday in May in each year, if not a legal holiday at the place where such meeting is to be held, and if a legal holiday, then on the next succeeding business day not a legal holiday at the same hour. (b) In respect of the annual meeting for any particular year the Board of Directors may, by resolution fix a different day, time or place (either within or without the State of Delaware) for the annual meeting. (c) If the election of directors shall not be held on the day designated herein or the day fixed by the Board, as the case may be, for any annual meeting, or on the day of any adjourned session thereof, the Board of Directors shall cause the election to be held at a special meeting as soon thereafter as conveniently may be. At such special meet stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

    SECTION 2.03 Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the President or by order of the Board of Directors and must be called by the Secretary upon the request in writing of any stockholder holding of record at least fifteen percent of the outstanding shares of stock of the Corporation entitled to vote at such meeting.

    SECTION 2.04. Notice of Meetings. (a) Except as otherwise required by statute, notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than ten days nor more than fifty days before the day on which the meeting is to be held by delivering written notice thereof to him personally or by mailing such notice, postage prepaid, addressed to him at his post-office address last shown in the records of the Corporation or by transmitting notice thereof to him at such address by telegraph, cable or any other available method. Every such notice shall state the time and place of the meeting and, in case of a special meeting, shall state briefly the purposes thereof. (b) Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy or who shall in person or by attorney thereunto authorized, waive such notice in writing or by telegraph, cable or any other available method either before or after such meeting. Notice of any adjourned meeting of the stockholders shall not be required to be given except when expressly required by law.

    SECTION 2.05. Quorum. (a) At each meeting of the stockholders, except where otherwise provided by statute, the Certificate of Incorporation or these By-Laws, the holders of record of a majority of the issued and outstanding shares of a stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.
(b) In the absence of a quorum a majority in interest of the stockholders of the Corporation entitled to vote, present in person or represented by proxy or, in the absence of all such stockholders, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

    SECTION 2.06. Organization. At each meeting of the stockholders the President, any Vice President, or any other officer designated by the Board of Directors, shall act as chairman, and the Secretary or an Assistant Secretary of the Corporation, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

    SECTION 2.07. Voting. (a) Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, at every meeting of the stockholders each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock of the Corporation registered in his name on the books of the Corporation:

         (i) on the date fixed pursuant to Section 9.03 of these By-Laws as the record date for the determination of stockholders entitled to vote at such meeting; or

         (ii) if no such record date shall have been fixed, then the record date shall be at the close of business on the day next preceding the day on which notice of such meeting is given.

    (b) Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. In the case of stock held jointly by two or more executors, administrators, guardians, conservators, trustees or other fiduciaries, such fiduciaries may designate in writing one or more of their number to represent such stock and vote the shares so held, unless there is a provision to the contrary in the instrument, if any, defining their powers and duties. (c) Persons whose stock is pledged shall be entitled to vote thereon until such stock is transferred on the books of the Corporation to the pledgee, and thereafter only the pledgee shall be entitled to vote. (d) Any stockholder entitled to vote may do so in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto authorized, or by a telegram, cable or any other available method delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period. (e) At all meetings of the stockholders, all matters (except where other provision is made by law or by the Certificate of Incorporation or these By-Laws) shall be decided by the vote of a majority in interest of the stockholders entitled to vote thereon, present in person or by proxy, at such meeting, a quorum being present.

    SECTION 2.08. Inspectors. The chairman of the meeting may at any time appoint two or more inspectors to serve at a meeting of the stockholders. Such inspectors shall decide upon the qualifications of voters, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested. Before acting as herein provided each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his ability.

    SECTION 2.09. List of Stockholders. (a) It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, or cause to be prepared and made, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of stockholder. Such list shall be open during ordinary business hours to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the election, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. (b) Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. (c) Upon the willful neglect or refusal of the directors to produce such list at any meeting for the election of directors they shall be ineligible for election to any office at such meeting. (d) The stock ledger shall be conclusive evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders required by this Section
2.09 on the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

    SECTION 2.10. Introduction of Business at a Meeting of Stockholders. (a) At an annual or special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before an annual or special meeting of stockholders. To be properly brought before an annual or special meeting of stockholders, business must be (i) in the case of a special meeting, specified in the notice of the special meeting (or any supplement thereto) given by the officer o the Corporation calling such meeting or by or at the direction of the Board, or (ii) in the case of an annual meeting, properly brought before the meeting by or at the direction of the Board, or otherwise properly brought before the annual meeting by a stockholder. For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to the Secretary of the Corporation, or mailed to and received at the principal executive offices of the Corporation by the Secretary, not less than 30 days prior to the date of the annual meeting; provided, however, that if less than 40 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 7th day following the earlier of (i) the day on which such notice of the meeting was mailed, or (ii) the day on which such public disclosure was made.

    (b) A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, and (iv) any material interest of the stockholder in such proposal.

    (c) Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 2.10. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by the By-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

    SECTION 2.11. Notwithstanding Section 2.07(e) of these By-laws, at all meetings of the stockholders, any matter properly brought before the meeting by a stockholder in accordance with Section 2.10 of these By-laws shall be decided by the vote of a majority of total quorum. For purposes of the foregoing, an abstention from voting on such a matter or a broker non-vote shall have the same legal effect as a vote "against" the matter.

                              ARTICLE 3.

                        BOARD OF DIRECTORS

    SECTION 3.01. General Powers. The business, property and affairs of the Corporation shall be managed by the Board of Directors.

    SECTION 3.02. Number, Qualifications and Term of Office. (a) The number of directors of the Corporation which shall constitute the whole Board of Directors shall be such number, not less than one
(1) nor more than nine (9) as from time to time shall be fixed by the Board of Directors. (b) A director need not be a stockholder. Each director shall hold office until the annual meeting of the stockholders next following his election and until his successor shall have been elected and shall qualify, or until his death, or until he shall resign, or until he shall have been removed in the manner hereinafter provided.

    SECTION 3.03. Election of Directors. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons, not exceeding the authorized number of directors, receiving the greatest number of votes of the stockholders entitled to vote thereon, present in person or by proxy, shall be the directors. In the case of any increases in the number of directors, the additional director or directors may be elected either at the meeting of the Board of Directors or of the stockholders which each increase is voted, or at any subsequent annual, regular or special meeting of the Board of Directors or stockholders.

    SECTION 3.04. Quorum and Manner of Acting. (a) Except as otherwise provided by statute or by the Certificate of Incorporation, a majority of the directors at the time in office shall constitute a quorum for the transaction of business at any meeting and the affirmative action of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the Board of Directors.
(b) In the event one or more of the directors shall be disqualified to vote at such meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no event shall the quorum as adjusted be less than one third of the total number of directors. (c) In the absence of a quorum at any meeting of the Board such meeting need not be held; or a majority of the directors present thereat or, if no director be present, the Secretary may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

    SECTION 3.05. Offices, Place of Meeting and Records. The Board of Directors may hold meetings, have an office or offices and keep the books and records of the Corporation at such place or places within or without the State of Delaware as the Board may from time to time determine. The place of meeting shall be specified or fixed in the respective notices or waivers of notice thereof, except where otherwise provided by statute, by the Certificate of Incorporation or these By-Laws.

    SECTION 3.06. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable following each annual election of directors. Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the Board of Directors.

    SECTION 3.07. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day. Notice of regular meetings need not be given.

    SECTION 3.08. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President or by any two (2) of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at his residence or at such place of business by telegraph, cable or other available means, or shall be delivered personally or by telephone, not later than one day before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any such meeting need not be given to any director, however if waived by him in writing or by telegraph, cable or otherwise, whether before or after such meeting shall be held, or if he shall be present at such meeting.

    SECTION 3.09. Organization. At each meeting of the Board of Directors the President or, in his absence, a director chosen by a majority of the directors present, shall act as chairman. The
Secretary or, in his absence an Assistant Secretary or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint shall, act as secretary of such meeting and keep the minutes thereof.

    SECTION 3.10. Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board.

    SECTION 3.11. Removal of Directors. Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose; and the vacancy in the Board caused by any such removal may be filled by such stockholders at such meetings in the manner hereinafter provided or, if the stockholders at such meeting shall fail to fill such vacancy, as in these By-Laws provided.

    SECTION 3.12. Resignation. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the President, any Vice President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    SECTION 3.13. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause may be filled by majority action of the remaining directors then in office, though less than a quorum, or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose, and each director so elected shall hold office until the next annual election of directors and until his successor shall be duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner herein provided.

    SECTION 3.14. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, as the Board of Directors shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

                              ARTICLE 4.

                            COMMITTEES

    SECTION 4.01. Executive Committee. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, appoint an Executive Committee to consist of not less than two (2) nor more than five (5) members of the Board of Directors, including the President, and shall designate one of the members as its chairman. Notwithstanding any limitation on the size of the Executive Committee, the Committee may invite members of the Board to attend one at a time at its meetings. For the purpose of the meeting he so attends, the invited director shall be entitled to vote on matters considered at such meeting and shall receive the Executive Committee fee for such attendance. At anytime one additional director may be invited to an Executive Committee meeting in addition to the rotational invitee and in such case such additional invitee shall also be entitled to vote on matters considered at such meeting and shall receive the Executive Committee fee for such attendance.

    Each member of the Executive Committee shall hold office, so long as he shall remain a director, until the first meeting of the Board of Directors held after the next annual meeting of the Board of Directors held after the next annual election of directors and until his successor is duly appointed and qualified. The chairman of the Executive Committee or, in his absence, a member of the Committee chosen by a majority of the members present shall preside at meetings of the Executive Committee and the Secretary or an Assistant Secretary of the Corporation, or such other person as the Executive Committee shall from time to time determine, shall act as secretary of the Executive Committee.

    The Board of Directors, by action of the majority of the whole Board, shall fill vacancies in the Executive Committee.

    SECTION 4.02. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all of the powers of the Board of Directors in all cases in which specific directions shall not have been given by the Board of Directors.

    SECTION 4.03.  Procedure; Meetings; Quorum.  The Executive
Committee shall fix its own rules of procedure subject to the approval of the Board of Directors, and shall meet at such times and at such place or places as may be provided by such rules. At every meeting of the Executive Committee the presence of a majority of all the members shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. In the absence of a quorum at any meeting of the Executive Committee such meet need not be held, or a majority of the members present thereat or, if no members be present, the secretary of the meeting may adjourn such meeting from time to time until a quorum be present.

    SECTION 4.04. Compensation. Each member of the Executive Committee shall be entitled to receive from the Corporation such fee, if any, as shall be fixed by the Board of Directors, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties.

    SECTION 4.05. Other Board Committees. The Board of Directors may from time to time, by resolution passed by a majority of the whole Board, designate one or more committees in addition to the Executive Committee, each committee to consist of two or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation.

    A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

    SECTION 4.06. Alternates. The President may designate one or more directors as alternate members of any committee who may act in the place and stead of members who temporarily cannot attend any such meeting.

    SECTION 4.07. Additional Committees. The Board of Directors may from time to time create such additional committees of directors, officers, employees or other persons designated by it (or any combination of such persons) for the purpose of advising the Board, the Executive Committee and the officers and employees of the Corporation in all such matters as the Board shall deem advisable and with such functions and duties as the Board shall by resolutions prescribe.

    A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

                              ARTICLE 5.

                        ACTION BY CONSENT

    SECTION 5.01. Consent by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

    SECTION 5.02. Consent by Stockholders. Any action required or permitted to be taken at any meeting of the stock holders may be taken without a meeting upon the written consent of the holders of shares of stock entitled to vote who hold the number of shares which in the aggregate are at least equal to the percentage of the total vote required by statute or the Certificate of Incorporation or these By-Laws for the proposed corporate action.

                              ARTICLE 6.

                             OFFICERS

    SECTION 6.01. Number. The principal officers of the Corporation shall be a President, Chief Executive Officer, Chief Financial Officer, one or more Vice Presidents (the number thereof and variations in title to be determined by the Board of Directors), a Treasurer and a Secretary. In addition, there may be such other or subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 6.03. Any two or more officers, except those of President and Secretary, may be held by the same person.

    SECTION 6.02. Election, Qualifications and Term of Office. Each officer of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 6.03, shall be elected annually by the Board of Directors and shall hold office until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or shall have been removed in the manner herein provided. The Chairman of the Board and the President shall be and remain directors.

    SECTION 6.03. Other Officers. The Corporation may have such other officers, agents, and employees as the Board of Directors may deem necessary, including a Controller, one or more Assistant Controllers, one or more Assistant Treasurers and one or more
Assistant Secretaries, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors or the President may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint or remove any such subordinate officers, agents, or employees.

    SECTION 6.04. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors or, except in case of any officer elected by the Board of Directors, by any committee of officers upon whom the power of removal may be conferred by the Board of Directors.

    SECTION 6.05. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or the President. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    SECTION 6.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular election or appointment to such office.

    SECTION 6.07. Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the Board of Directors. Subject to definition by the Board of Directors, he shall have general executive powers and such specific powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

    SECTION 6.08. President. Subject to the powers of the Chief Executive Officer, the President shall have general executive powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board of Directors or the Chief Executive Officer. In the absence of the Chief Executive Officer, the President shall preside at meetings of the Board of Directors.

    SECTION 6.09. Vice President. Each Vice President shall have such powers and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe or as shall be assigned to him by the President.

    SECTION 6.10. Chief Financial Officer. The Chief Financial Officer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-Laws; he shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Executive Committee, making proper vouchers for such disbursements, and shall render to the Board of Directors or the stockholders, whenever the Board may require him so to do, a statement of all his transactions as Chief Financial Officer or the financial condition of the Corporation; and, in general, he shall perform all the duties as from time to time may be assigned to him by the Board of Directors, any committee of the Board designated by it so to act or the President.

    SECTION 6.11. Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the stockholders, the Board of Directors, and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of all corporate records (other than financial) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; shall keep, or cause to be kept, the list of stockholders as required by Section 2.09, which include the post-office addresses of the stockholders and the number of shares held by them, respectively, and shall make or cause to be made, all proper changes therein, shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board of Directors, the Executive Committee or the President.

    SECTION 6.12. Treasurer. The Treasurer shall have such powers and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe or shall be assigned to him by the President or Chief Financial Officer.

    SECTION 6. 13. Salaries. The salaries of the principal officers of the Corporation shall be fixed from time to time by the Board of Directors or a special committee thereof, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is a director of the Corporation.

                              ARTICLE 7.

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

    (a) Right to Indemnification. Each person who was or is made a party, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether criminal, administrative or investigative by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of anot corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation
Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with any action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer. including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

    (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware
General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the cla is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation
(including its Board of Directors, independent legal counsel or its stockholders) that the claimant had not met such applicable standards of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standards of conduct.

    (c) Non-Exclusivity of Rights. The rights conferred on any person by paragraphs (a) and (b) shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

    (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                              ARTICLE 8.

          CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

    SECTION 8.01. Execution of Contracts. Unless the Board of Directors or the Executive Committee shall otherwise determine, the President, any Vice President or the Treasurer, and the Secretary or any Assistant Secretary, may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board of Directors, or any committee designated thereby with power so to act, except as otherwise provided in these By-Laws, may authorize any other or additional officer or officers or agent or agents of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these By-Laws or by the Board of Directors or by any such committee, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

    SECTION 8.02. Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board Directors or Executive Committee or other committee designated by the Board to act. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

    SECTION 8.03. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidence of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors or Executive Committee or other committee designated by the Board so to act.

    SECTION 8.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors or Executive Committee or other committee designated by the Board so to act may from time to time designate, or as may be designated by any officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors or Executive Committee or other committee designated by the Board so to act and, for the purpose of such deposit and for the purposes of collection for the account of the Corporation may be endorsed, assigned and delivered by any officer, agent or employee of the Corporation or in such other manner as may from time to time be designated or determined by resolution of the Board of Directors or Executive Committee or other committee designated by the Board so to act.

    SECTION 8.05. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors or the Executive Committee or other committee so designated to act by the Board, the President or any Vice
President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or trust any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or trust, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, association or trust, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                              ARTICLE 9.

                        BOOKS AND RECORDS

    SECTION 9.01. Place. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

    SECTION 9.02. Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or to the transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail, postage prepaid, to him at his post-office address last known to the Secretary or to the transfer agent of the Corporation or by transmitting a notice thereof to him at such address by telegraph, cable or other available method.

    SECTION 9.03. Record Dates. The Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversion or exchange of capital stock of the Corporation shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock of the Corporation, or to give such consent, and in each such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

    SECTION 9.04. Audit of Books and Accounts. The books and accounts of the Corporation shall be audited at least once in each fiscal year by certified public accountants of good standing selected by the Board of Directors.

                             ARTICLE 10.

                    SHARES AND THEIR TRANSFER

    SECTION 10.01. Certificates of Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. Every such certificate shall be signed by the President or a Vice President, and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation; provided, however, that where such certificate is signed or countersigned by a transfer agent or registrar the signatures of such officers of the Corporation and the seal of the Corporation may be in facsimile form. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or whose facsimile signature or signatures shall have been used thereof had not ceased to be such officer or officers of the Corporation.

    SECTION 10.02. Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

    SECTION 10.03. Transfer of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed.

    SECTION 10.04. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board of Directors or Executive Committee shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also if and whenever the Board of Directors shall so determine, maintain one or more by the Board of Directors, where such shares of stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

    SECTION 10.05. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss or destruction or the mutilation of a certificate representing capital stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

                             ARTICLE 11.

                               SEAL

    The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the words and figures "Incorporated 1985, Delaware.

                             ARTICLE 12.

                           FISCAL YEAR

    The fiscal year of the Corporation shall commence on the first day of January, except as otherwise provided from time to time by the Board of Directors.

                             ARTICLE 13.

                         WAIVER OF NOTICE

    Whenever any notice whatever is required to be given by statute, these By-Laws or the Certificate of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                             ARTICLE 14.

                            AMENDMENTS

    These By-Laws may be altered, amended or repealed, in whole or in part, and new By-Laws may be adopted, in whole or in part, by the affirmative vote of a majority of the whole Board of Directors given at any meeting. No amendment may be made unless the By-Laws, as amended, is consistent with the requirements of law and of the Certificate of Incorporation.